Exhibit 99.1

FIRST AMENDMENT TO THE
DANA CORPORATION CHANGE OF CONTROL SEVERANCE PLAN

Pursuant to resolutions of the Board of Directors adopted on October 19, 2004, the Dana Corporation Change of Control Severance Plan (the “Plan”) is amended as follows.

1. In Article III of the Plan, section (b)(i) is amended to read in its entirety as follows:

(b) Term of the Plan. (i) This Plan shall remain in effect until the close of business on December 31, 2006, at which time it will terminate unless (A) the Plan’s term has been extended by the Board or (B) a Change of Control has occurred on or prior to such date.

In witness whereof, this First Amendment is signed on behalf of the Corporation.

DANA CORPORATION
By:	/s/ R. B. Priory

R. B. Priory Chairman of the Compensation Committee of the Board of Directors

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